                                                                    EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT

               OFFER OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                        OMEGA HEALTHCARE INVESTORS, INC.

               PURSUANT TO THE PROSPECTUS DATED NOVEMBER __, 2001

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THE SUBSCRIPTION OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON
____________, 2001, UNLESS EXTENDED. THE EXERCISE OF YOUR SUBSCRIPTION RIGHTS
   MAY NOT BE REVOKED BY YOU FOR ANY REASON.
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                    THE SUBSCRIPTION AGENT FOR THE OFFER IS:

                         EQUISERVE TRUST COMPANY, N.A.

      BY MAIL:               BY HAND:             BY OVERNIGHT
   EquiServe Trust        EquiServe Trust           DELIVERY:
    Company, N.A           Company, N.A.         EquiServe Trust
   P.O. Box 43025         c/o Securities          Company, N.A.
   Providence, RI          Transfer and        40 Campanelli Drive
     02940-3025              Reporting         Braintree, MA 02184
                          Services, Inc.
                            100 William
                         Street--Galleria
                        New York, NY 10038

    Pursuant to the prospectus dated November __, 2001, we are offering the holders of shares of our common stock as of the close of business on
            , 2001 or such later date following effectiveness of the registration statement relating to the rights offering, the nontransferable right to subscribe for and purchase one additional share of common stock for
each right at a subscription price of $    per share. You are entitled to one
right for every     shares of common stock that you held on the record date. We will not issue fractional shares of common stock and we will not pay cash to you in place of rights. To the extent you would otherwise be entitled to fractional rights, the number of rights distributed to you has been rounded up to the nearest whole right.

    FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, THE TERMS AND CONDITIONS OF WHICH ARE INCORPORATED INTO THIS SUBSCRIPTION AGREEMENT BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM EQUISERVE TRUST COMPANY, N.A. (TOLL FREE (781) 575-4816).

    To subscribe for the common stock, you should complete and sign this subscription agreement and forward it, together with payment in full in an amount equal to the number of shares of common stock subscribed for multiplied by $____, to the subscription agent by one of the methods and to the address set forth above, prior to the expiration date, which is 5:00 p.m. New York City time on ____________, 2001. Any rights not exercised prior to the expiration date will expire and have no value. You cannot sell, trade or otherwise transfer the rights for any reason and, once you exercise your rights you may not revoke or change that exercise. DELIVERY OF THE SUBSCRIPTION AGREEMENT AND/OR PAYMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS SUBSCRIPTION AGREEMENT SHOULD BE READ CAREFULLY BEFORE THIS SUBSCRIPTION AGREEMENT IS COMPLETED.

    To exercise your rights, you should complete the following chart (See Instructions 1, 4, 5 and 6):

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                                                                                              AGGREGATE
                                                    NUMBER OF SHARES                      SUBSCRIPTION PRICE
                                                     OF COMMON STOCK   NUMBER OF SHARES     FOR SHARES OF
             NAME(S) AND ADDRESS(ES)                  OWNED ON THE      OF COMMON STOCK      COMMON STOCK
                OF SHAREHOLDER(S)                      RECORD DATE      SUBSCRIBED FOR*    SUBSCRIBED FOR**
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
 * To determine the number of shares of common stock for which you are eligible to subscribe for, divide the number of shares you owned on , 2001 by and round up to the nearest whole number.
------------------------------------------------------------------------------------------------------------
  ** Determined by multiplying the number of shares of common stock subscribed for by $.
------------------------------------------------------------------------------------------------------------

Please indicate form of payment (See Instruction 2):

    - a personal check, which must have timely cleared payment; or

    - a certified or cashier's check or bank draft drawn upon a U.S. bank or a U.S. postal money order.

If you do not specify the number of rights being exercised in your subscription agreement, or do not forward sufficient payment to pay for the number of rights that you indicate are being exercised, then we will accept the subscription forms and payment only for the maximum number of rights that may be exercised based on the actual amount of the payment received. If your payment exceeds the aggregate subscription price for the number of common shares indicated on your subscription agreement or the maximum number of common shares for which you are eligible to subscribe, your payment will be applied to the maximum number of common shares for which you are eligible to subscribe. We will return any payment not applied to the purchase of shares under the rights offering procedures to those who made these payments as soon as practicable by mail. Interest will not be payable on amounts refunded.

                   NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

Ladies and Gentlemen:

    The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated above at a purchase price of $____ per share of common stock, on the terms and conditions set forth in the prospectus, the receipt of which is hereby acknowledged, and in this subscription agreement. The undersigned will, upon request, execute and deliver to the subscription agent any additional documents deemed by the subscription agent to be necessary or desirable to complete the subscription.

    The undersigned represents and warrants that the undersigned was the stockholder of record of the shares of common stock to which the rights being exercised relate as of the close of business on ____________, 2001 and at all times from that date through and including the date of exercise.

    The rights offering is subject to a number of conditions, as described in the prospectus. Pending satisfaction of the conditions and expiration of the subscription period, subscription and related payments will be held in escrow. If the conditions are not satisfied on or before expiration of the subscription period, Omega will terminate the rights offering and any amounts held in escrow will be returned to you, without interest.

    All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives and successors of the undersigned. The undersigned may not transfer or assign, including by gift, any rights under the rights offering or this subscription agreement.

    THE UNDERSIGNED ACKNOWLEDGES THAT THE EXERCISE OF RIGHTS IS IRREVOCABLE EVEN IF THE UNDERSIGNED LATER LEARNS INFORMATION ABOUT OMEGA THE UNDERSIGNED CONSIDERS TO BE UNFAVORABLE OR THE UNDERSIGNED DOES NOT LIKE THE TERMS ON WHICH THE CLOSING CONDITIONS TO THE RIGHTS OFFERING HAVE BEEN SATISFIED.

    Unless otherwise indicated below under "Special Issuance Instructions" or "Special Delivery Instructions," please issue a share certificate evidencing the number of shares of common stock subscribed for in the name(s) of the undersigned and mail the share certificate to the address indicated in the table above. If "Special Issuance Instructions" or "Special Delivery Instructions" is completed, please issue the share certificate and/or mail the share certificate to the person(s) so indicated.

    The undersigned recognizes that, under certain circumstances described in the prospectus, Omega may terminate or amend the rights offering or expiration of the subscription period. In addition, if the conditions to the closing of rights offering have not been satisfied on or before expiration of the subscription period, Omega will terminate the rights offering. Pending satisfaction of the closing conditions and expiration of the subscription period, the undersigned acknowledges and agrees that all subscriptions and payments of the Purchase Price will be held in escrow by EquiServe Trust Company, N.A., the subscription agent. In the event the rights offering is canceled or terminated, Omega will return any subscription price paid, without interest, to the undersigned at the address indicated in the table above.

    The undersigned understands that all questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by Omega and will be final and binding. Omega may waive any defect or irregularity, or permit a defect or irregularity to be corrected within an amount of time as it may determine, or reject the purported exercise of any right by reason of any defect or irregularity in the exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as Omega determines in its reasonable discretion. Neither Omega nor the subscription agent will be under any duty to give notification of any defect or irregularity in connection with the submission of the subscription agreement or incur any liability for failure to give such notification.

    The undersigned understands and acknowledges that Omega will rely on the representations, warranties, agreements and information provided in this subscription agreement by the undersigned when issuing the shares of common stock pursuant to the exercise of the subscription rights by the undersigned. All information contained in this subscription agreement with respect to the undersigned shall be true, accurate and complete on the date hereof and on the date that Omega accepts this subscription agreement. The undersigned shall indemnify and hold harmless Omega and its directors, officers, employees and agents from and against all claims, losses, damages and liabilities, including without limitation reasonable attorneys' fees and costs, resulting from or arising out of any misrepresentation or any inaccuracy in or breach of any statement or provision contained in this subscription agreement.

    This subscription agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to its choice of law principles.

---------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
                           (SEE INSTRUCTIONS 8 AND 9)

      To be completed only if the share certificate representing the shares of common stock subscribed for is to be issued in the name of someone other than the undersigned. Issue certificate to:

  Name _______________________________________________________________________
                                 (PLEASE PRINT)
  Address ____________________________________________________________________
  ____________________________________________________________________________
  ____________________________________________________________________________
                               (INCLUDE ZIP CODE)
   __________________________________________________________________________
                (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.)

---------------------------------------------------------
---------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                           (SEE INSTRUCTIONS 8 AND 9)

      To be completed only if the share certificate representing the shares of common stock subscribed for is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown in the table above. Mail certificate to:

  Name _______________________________________________________________________
                                 (PLEASE PRINT)
  Address ____________________________________________________________________

  ____________________________________________________________________________
  ____________________________________________________________________________
                               (INCLUDE ZIP CODE)

   -----------------------------------------------------------

/ / Check here if shares of Omega common stock will be delivered via book-entry transfer to the Subscription Agent's account at the Depository Trust Company.

                                             (FIRM--PLEASE PRINT)

                                            (AUTHORIZED SIGNATURE)

                                                   (ADDRESS)

                                            (DAYTIME AREA CODE AND
                                               TELEPHONE NUMBER)

                                                    (DATED)

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                                PLEASE SIGN HERE
                         (See Instructions 4, 5 and 9)


                      X

                      X
        Signature(s) of Shareholder(s)                               Date

Telephone Number: ()

If signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the following information:
                                                 Name(s):
                                          (Please type or print)

                                                 Capacity:

                                                 Address:
                                            (Include Zip Code)

------------------

------------------
                                         GUARANTEE OF SIGNATURE(S)
                                            (SEE INSTRUCTION 9)

                     Certain signatures must be guaranteed by an eligible institution.

Name of Firm

Authorized Signature

Dated , 2001
----------------

NOTE: THE FOLLOWING MUST BE COMPLETED AND SIGNED IF THE UNDERSIGNED IS A BROKER,
      DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE STOCKHOLDER THAT HELD SHARES OF OMEGA COMMON STOCK ON THE RECORD DATE FOR MORE THAN ONE BENEFICIAL STOCKHOLDER. SEE INSTRUCTION 5.

                       NOMINEE SHAREHOLDER CERTIFICATION

    The undersigned is a broker, dealer, commercial bank, trust company or other nominee which held Omega common stock of record on ___________, 2001 for the account of more than one beneficial owner. The undersigned hereby certifies to Omega and EquiServe, as subscription agent, that:

    - the undersigned has subscribed for, on behalf of beneficial owners of shares of Omega common stock, which may include the undersigned, the total number of shares of Omega common stock specified below pursuant to the exercise of rights,

    - the undersigned held on the record date, and all times from the record date through and including the date of exercise, the aggregate number of shares of Omega common stock specified below for each beneficial owner (indicated below by number without identifying any such beneficial owner) on whose behalf it has subscribed for shares of Omega common stock; and

    - the undersigned has subscribed for the aggregate number of shares of Omega common stock specified below on behalf of each such beneficial owner.

                      ATTACH ADDITIONAL LISTS AS NECESSARY

                              AGGREGATE NUMBER OF SHARES OF
                           COMMON STOCK HELD ON BEHALF OF SUCH
                        BENEFICIAL OWNER ON THE RECORD DATE AND AT    AGGREGATE NUMBER OF SHARES OF COMMON
     BENEFICIAL           ALL TIMES BETWEEN THE RECORD DATE AND               STOCK SUBSCRIBED FOR
    OWNER NUMBER                    THE EXERCISE DATE                  ON BEHALF OF SUCH BENEFICIAL OWNER
---------------------   ------------------------------------------  -----------------------------------------

    1
                        -----------------------------------------   ----------------------------------------

    2
                        -----------------------------------------   ----------------------------------------

    3
                        -----------------------------------------   ----------------------------------------

    4
                        -----------------------------------------   ----------------------------------------

    5
                        -----------------------------------------   ----------------------------------------

    6
                        -----------------------------------------   ----------------------------------------

    7
                        -----------------------------------------   ----------------------------------------

    8
                        -----------------------------------------   ----------------------------------------

    9
                        -----------------------------------------   ----------------------------------------

    10
                        -----------------------------------------   ----------------------------------------

                        TOTAL:                                      TOTAL:
                        =========================================   =========================================

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    PLEASE SIGN AND DATE HERE:

         Name of Nominee Shareholder            Dated:

  By:
Name:
Title:

--------------------------------------------------------------------------------

                                  INSTRUCTIONS
        FORMING PART OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING

    1. GENERAL. For rights to be validly exercised, a properly completed and duly executed subscription agreement (or facsimile thereof), payment in full of the subscription price for each share of common stock subscribed for and any other required documents must be received by the subscription agent prior to expiration of the subscription period (as set forth in the prospectus and as extended from time to time by Omega). Once you have exercised your subscription right, your exercise may not be revoked.

    2. METHOD OF PAYMENT OF SUBSCRIPTION PRICE. Payment of the subscription price must be by:

    - a personal check, which must have timely cleared payment; or

    - a certified or cashier's check or bank draft drawn upon a U.S. bank or a U.S. postal money order.

    The subscription price will be deemed to have been received by the subscription agent only upon (i) clearance of any uncertified check, or
(ii) receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any money order. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. Accordingly, if you wish to pay the subscription price by means of uncertified personal check, you are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by 5:00 p.m., New York City time, on the expiration date and are urged to consider payment by means of certified or cashier's check or money order or wire transfer of funds.

    3. METHOD OF DELIVERY. This subscription agreement, together with payment in full of the subscription price for each share of common sock subscribed for pursuant to the exercise of rights, should be delivered by mail or otherwise to the subscription agent at its address set forth on the cover of this subscription agreement. Delivery of the subscription agreement and/or payment to an address other than as set forth on the front cover of this subscription agreement will not constitute valid delivery PLEASE DO NOT SEND THIS SUBSCRIPTION AGREEMENT OR PAYMENT OF THE SUBSCRIPTION PRICE DIRECTLY TO OMEGA.

    The method of delivery of the subscription agreement and payment of the subscription price to the subscription agent will be at your election and risk, but if sent by mail it is recommended that the subscription agreement and such payment be sent by registered mail, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., New York City time, on the expiration date.

    4. SIGNATURE(S). Each of the signatures on this subscription agreement must be that of the eligible stockholder of record. If any common shares were held of record on the record date by two or more persons, all such persons must sign this subscription agreement. If this subscription agreement is signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Omega and the subscription agent of the authority of such person to so act must be submitted with this subscription agreement.

    5. COMMON STOCK HELD BY NOMINEES. Only holders of record of common stock on the record date may exercise the subscription right. Therefore, eligible stockholders, such as brokers, dealers, commercial banks, and trust companies, that on the record date held shares of common stock for the account of others, should notify the respective beneficial owners of such shares of common stock as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the subscription right. Beneficial owners of shares of common stock held through such a nominee holder on the record date should contact the eligible stockholder and request the eligible stockholder to effect transactions in accordance with the beneficial owner's instructions. If the beneficial owner so instructs, the eligible stockholder should complete a subscription agreement and submit it, together with the proper payment, to the subscription agent. Each broker, dealer, commercial bank, trust company or other nominee holder that held shares of common stock on the record date for more than one beneficial owner must certify to Omega and the subscription agent:

    - the total number of shares of common stock subscribed for by such nominee on behalf of beneficial owners pursuant to the subscription right and that the shares to which the rights being exercised relate have been held continuously on behalf of such beneficial owner from the record date through and including the exercise date;

    - the aggregate number of shares of common stock held by it as of the record date on behalf of each beneficial owner for which it has exercised the subscription right, and

    - the aggregate number of shares of common stock being subscribed for by it on behalf of each such beneficial owner.

    6. NO FRACTIONAL RIGHTS. No fractional rights to subscribe for shares of common stock will be issued. The number of rights issued to a stockholder is proportional to the number of shares of common stock held by such stockholder on the record date. On the record date, eligible stockholders will receive a dividend of one right for every ____ shares of common stock owned of record on that date. If the number of shares of common stock held by a stockholder on the record date would result in the receipt of fractional rights, the number of rights distributed to such stockholder will be rounded up to the nearest whole number. Each right is exercisable for one share of common stock. This means that for every ____ shares of common stock held by an eligible stockholder on the record date, such stockholder will have the right to purchase one additional share of common stock.

    7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of this subscription agreement should be directed to ____________ at EquiServe at (781) 575-4816 or to ____________ at
Omega at (____) ____________.

    8. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If the shares of Common Stock purchased are to be issued in the name of or delivered to a person other than the person(s) signing this subscription agreement or to an address other than that shown above in the subscription chart, then the boxes captioned "Special Issuance Instructions" and/or "Special Delivery Instructions" on this subscription agreement should be completed.

    9. GUARANTEE OF SIGNATURES. Except as otherwise provided below, all signatures on this subscription agreement must be guaranteed by an eligible institution. An eligible institution means a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program. Signatures on this subscription agreement need not be guaranteed if:

    - this subscription agreement is signed by the registered holder(s) of the common stock (which term, for purposes of this document, shall include any participant in one of the book-entry transfer facilities whose name appears on a security position listing as the owner of common stock) tendered herewith and such holder(s) have not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this subscription agreement; or

    - this subscription agreement is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

    10. SUBSTITUTE FORM W-9 AND FORM W-8. Under the United States federal income tax laws, dividend payments that may be made by Omega on shares of common stock issued upon the exercise of rights may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the stockholder (i) is exempt from backup withholding or (ii) furnishes the subscription agent with its Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided below, or a properly completed Form W-8 and certifies that the number provided is correct and further certifies that such stockholder is not subject to backup withholding as a result of a failure to report all interest or dividend income. If backup withholding applies, Omega or EquiServe, as the case may be, will be required to withhold 31% of any such dividend payments made to a holder of common stock. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

    Each stockholder that exercises rights and wants to avoid backup withholding should provide EquiServe, as the subscription agent, with such stockholder's correct TIN on a Substitute Form W-9 or Form W-8. Failure to provide the information on either Substitute Form W-9 or Form W-8 may subject the stockholder exercising rights to a $50 penalty imposed by the Internal Revenue Service and to a 31% federal income tax backup withholding on any dividends or sales proceeds with respect to the shares of common stock. The box in Part 2 of Substitute Form W-9 may be checked if the stockholder exercising rights has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 2 is checked and the paying agent is not provided with a TIN by the time of any payment, backup withholding tax of 31% on all payments thereafter will be withheld until a TIN is provided.

    Certain stockholders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from EquiServe. Exempt holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for additional instructions.

                    TO BE COMPLETED BY ALL TENDERING HOLDERS

                  PAYER'S NAME: EQUISERVE TRUST COMPANY, N.A.

  SUBSTITUTE                     PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT
                                 RIGHT AND CERTIFY BY SIGNING AND DATING
  FORM W-9                       BELOW.                                         Social Security Number
  DEPARTMENT OF THE TREASURY
  INTERNAL REVENUE SERVICE                                                      OR
  PAYER'S REQUEST FOR TAXPAYER                                                  Employer Identification Number
  IDENTIFICATION NUMBER (TIN)
  PART 2--Certification--Under penalties of perjury, I certify that:                  PART 3--Awaiting TIN
  (1) The number shown on this form is my correct Taxpayer Identification Number (or  / / Awaiting TIN
      I am waiting for a number to be issued to me) and
  (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the
      IRS has notified me that I am no longer subject to backup withholding.
  Certificate Instructions--You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return.
  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item
  (2).
  Signature     Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE SUBSCRIPTION OFFERING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9.

--------------------------------------------------------------------------------
            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
 (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of any payment in respect of the shares of Common Stock, 31% of all payments of dividends made to me thereafter will be withheld until I provide a number.
 Signature _______________________________  Date ______________________________